                                                                  EXHIBIT 21.1





                         Subsidiaries of the Registrant




                                               Jurisdiction of                  Names Under Which
            Name of Subsidiary                  Incorporation                Subsidiary Does Business
            -------------------                ----------------              ------------------------


1.   American Dental Laser GmbH                    Germany                   American Dental Laser GmbH